Exhibit 10.11

George Kaufman Partner, Head of Investment Banking	Chardan Capital Markets, LLC One Pennsylvania Plaza Suite 4800 New York, NY 10119 Tel: 646 465 9015 Fax: 646 465 9036

Preliminary: Subject to Legal Review and Commitment Committee Approval

December 3, 2025

Aldabra 4 Liquidity Opportunity Vehicle, Inc.

3725 Leafy Way

Miami, Florida 33133

Attn: Nathan Leight, Chairman

Stephen Schifrin, General Counsel

Re: Proposed Public Offering of Units of Aldabra 4 Liquidity Opportunity Vehicle, Inc.

Dear Nathan and Stephen,

The purpose of this engagement letter (together with its attached exhibits, this “Engagement Letter”) is to outline our agreement in principle pursuant to which Chardan Capital Markets, LLC (“Chardan”) will act as financial advisor to Aldabra 4 Liquidity Opportunity Vehicle, Inc., a special purpose acquisition company sponsored by Aldabra 4 LOV Sponsor Partnership, LLC (the “Sponsor”) (collectively with its subsidiaries, affiliates, successors or assigns, the “Company”), in connection with the proposed initial public offering (or other mutually agreed financing in the United States) of the Company’s units (the “Units”) on the NASDAQ Stock Market or another U.S. securities exchange (the “Offering”).

For the avoidance of doubt, Chardan will not act as an underwriter, lead manager, bookrunner or in any similar underwriting capacity in connection with the Offering. Chardan’s role will be limited to providing financial advisory services in connection with the Offering and within the parameters of an “independent financial advisor” as defined in the Financial Industry Regulatory Authority (“FINRA”) Rule 5110(j)(9), and neither Chardan nor any of its affiliates will engage in the solicitation or distribution of the securities to be issued in the Offering. Further, Chardan is acting solely in an advisory capacity, and the Company retains full discretion as to whether or not to follow such advice. The proposed terms of our engagement, including certain conditions and assumptions upon which the Offering is premised, are set forth in this Engagement Letter. However, both parties agree and acknowledge that this Engagement Letter does not obligate either party to consummate the Offering, and that any such obligation will only arise upon execution of a definitive underwriting agreement (the “Underwriting Agreement”) with an underwriter or underwriting syndicate selected by the Company and the Sponsor.

The Company will provide Chardan with a reasonable opportunity to review and provide its prior written consent (which consent shall be required and may not be unreasonably withheld) with respect to any description of Chardan or the Company’s engagement of or relationship with Chardan contained in any draft of the Registration Statement filed with the U.S.

Securities and Exchange Commission or in any other public statement issued by or on behalf of the Company.

The terms of our agreement in principle are as follows:

1.Compensation.  The Company shall pay to Chardan, for its own account, a cash advisory fee (the “Advisory Fee”) equal to five percent (5.0%) of the cash underwriting fee actually paid to the representative of the several underwriters (the “Representative”) pursuant to the Underwriting Agreement (which underwriting fee, for the avoidance of doubt, shall not include cash received but used to purchase any placement securities by the Representative), net of 5.0% of any expenses incurred by the underwriters in connection with the Offering or, in connection with the deferred portion of the underwriters’ fee, incurred by the Representative in connection with the Company’s initial business combination. This Advisory Fee shall be paid (i) at the closing of the Offering, out of the flow of funds, with respect to the up-front portion of the underwriting fee including any proceeds in an overallotment option exercised by the Underwriters, and (ii) at the closing of the Company’s initial business combination, with respect to the deferred portion of the underwriting fee actually paid to the Representative, in each case consistent with the payment terms set forth in the Underwriting Agreement.

2.Reserved.

3. Binding Effect. This Engagement Letter is a binding legal document and may be terminated by Chardan at any time and by the Company at any time following its satisfaction of the compensation obligations described in Section 1 (“Compensation”) of this Engagement Letter.

4.No Conflicts with Finders or Other Brokers. The Company represents that this Engagement Letter does not conflict with any other finder or broker agreement entered into by Company, and that if another person or entity is entitled to payment by Company of a finder’s fee or any type of brokerage commission in connection with any Transactions as a result of any agreement or understanding with the Company, this will not reduce Company’s obligations to Chardan hereunder.

5.Company Cooperation. During the Term of this Engagement or until the consummation of the Offering (unless needed after the Offering for FINRA or other regulatory purposes) (the “Closing”), the Company agrees to cooperate with Chardan and to furnish, or cause to be furnished, to Chardan, any and all information and data concerning the Company, and the Offering that Chardan deems appropriate (the “Information”). The Company will provide Chardan reasonable access during normal business hours from and after the date hereof until the date of the Closing to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. The Company represents and warrants to Chardan that all Information: (i) contained in any preliminary or final Prospectus prepared by the Company in connection with the Offering, and (ii) contained in any filing by the Company with any court or regulatory agency, commission or instrumentality, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company acknowledges and agrees that in rendering its services hereunder, Chardan will be using and relying on such Information (and information available from public sources and other sources deemed reliable by Chardan) without independent verification thereof by Chardan or independent appraisal by Chardan of any of the Company’s assets. The Company acknowledges and agrees that this Engagement Letter and the terms hereof are confidential and will not be disclosed to anyone other than the officers and directors of the Company and the Company’s accountants, advisors and legal counsel. Except as contemplated by the terms hereof or as required by applicable law, Chardan will keep strictly confidential all non-public Information concerning the Company provided to Chardan. No obligation of confidentiality will preclude Chardan from disclosing Information to its regulators in connection with examination or other similar ordinary course regulatory action or apply to Information to the extent that (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Chardan, (b) was known or became known by Chardan prior to the Company’s disclosure thereof to Chardan as demonstrated by the existence of its written records, (c) becomes known to Chardan from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Chardan.

6.Third-party Rights. This Engagement Letter does not create and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled by virtue of the indemnification provisions in Section 7 (“Indemnification and Contribution”) below. The Company acknowledges and agrees that Chardan is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the current or prospective equity holders or creditors of the Company or any other person by virtue of this Updated Engagement Letter or the retention of Chardan hereunder, all of which are hereby expressly waived.

7.Indemnification and Contribution. Each of the Company and the individuals signing the Engagement Letter agree to indemnify and hold harmless each of Chardan and certain other persons pursuant to the terms set forth in Exhibit A (“Indemnification and Contribution Provisions”) hereto, which are incorporated by reference into and made a binding part of this Engagement Letter.

8.Termination. The term (the “Term”) of Chardan’s engagement hereunder shall commence on the date hereof and shall end on the final closing of the Offering; provided however that this Engagement Letter can be terminated prior to such time as follows: forty-five (45) days after receipt of written notice of termination from either party for any reason.

9.Miscellaneous.

a.The Company represents that it is free to enter into this Engagement Letter and the transactions contemplated hereby, that it will act in good faith, and that it will not hinder Chardan’s efforts hereunder. This Engagement Letter will be deemed to have been made and delivered in New York City and both the binding provisions of this Engagement Letter and the transactions contemplated hereby and by the Underwriting Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

b.The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Engagement Letter (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Engagement Letter) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise) to binding arbitration in accordance with the provisions set forth on Exhibit B hereto, which is incorporated by reference into and made a binding part of this Engagement Letter.

c.Notwithstanding any provision of this Engagement Letter to the contrary, the Company agrees that neither Chardan nor their affiliates, and the respective officers, directors, employees, agents and representatives of Chardan, its affiliates and each other person, if any, controlling Chardan or any of its affiliates, will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities resulted from the gross negligence or willful misconduct of such individuals or entities. Chardan will act under this Engagement Letter as an independent contractor with duties to the Company.

[Signature Page Follows]

We are delighted at the prospect of working with you and look forward to a successful Offering. If you are in agreement with the foregoing, please sign and return to us one copy of this Engagement Letter. This Engagement Letter may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours,

CHARDAN CAPITAL MARKETS, LLC

By
Name: George Kaufman
Title: Partner and Head of Investment Banking

Accepted and agreed as of the date first written above:

Aldabra 4 LOV Sponsor Partnership, LLC

By:

Name:
Title:
Individually, and on behalf of Sponsor and the Company

Aldabra 4 Liquidity Opportunity Vehicle, Inc.

By:

	Name:	Nathan Leight
	Title:	Chairman of the Board

EXHIBIT A

Indemnification and Contribution Provisions

The Company agrees to indemnify and hold harmless Chardan and its affiliates, and the respective officers, directors, employees, agents and representatives of Chardan, its affiliates and each other person, if any, controlling Chardan or any of its affiliates (Chardan and each such other person being an “Indemnified Person”) from and against any losses, claims, damages, liabilities related to, arising out of or in connection with the engagement under this Engagement Letter and with respect to the Offering, (the “Matter”), and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Matter, whether or not pending or threatened and whether or not any Indemnified Person is a party (such losses, claims, damages, liabilities and expenses, “Losses”, and any such actions, claims, suits, investigations or proceedings, “Claims”). The Company will not, however, be responsible for any Losses that are judicially determined in a judgment not subject to appeal to have resulted solely from the gross negligence or willful misconduct of any Indemnified Person.

The Company will not, without Chardan’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim unless such settlement, compromise, consent or termination: (i) includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim, without the prior written consent (which may not be unreasonably withheld, condition or delayed) of the Company.

If the indemnification provided for in the first paragraph of this Exhibit A is judicially determined to be unavailable (other than in accordance with the last sentence of the first paragraph hereof) to an Indemnified Person in respect of any Losses, then, in lieu of indemnifying such Indemnified Person hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses: (i) in such proportion as is appropriate to reflect the relative benefits to the applicable Indemnified Person, on the one hand, and the Company, on the other hand, of the engagement under the Engagement Letter or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the applicable Indemnified Person and the Company (and any of its other advisors), as well as any other relevant equitable considerations; provided, however, that in no event shall any Indemnified Person’s aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by Chardan under the Engagement Letter. Assuming that the Company has fully satisfied the amount of its obligations provided for herein to the Indemnified Persons, and the Indemnified Persons shall have no further liabilities in connection therewith, then the Company may take control of any pending Claim in order to reduce the expenses in connection therewith. For the purposes of this Exhibit A, the relative benefits to the Company and the applicable Indemnified Person of the engagement under the Engagement Letter shall be deemed to be in the same proportion as: (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company (including the Company’s stockholders), as the case may be, in the transaction or transactions that are the subject of the Matter, whether or not any such transaction is consummated, bears to (b) the fees paid to Chardan in connection with the Matter.

Procedure. The Indemnified Person shall, as promptly as practicable following the date the Indemnified Person has obtained knowledge of a Claim which may give rise to indemnification that is not a Third Party Claim, give written notice (which may be delivered by facsimile transmission, with confirmation of receipt by the receiving party) of such Claim to the Company, but no failure to give such notice shall relieve the Company of any liability hereunder (except to the extent that the Company has suffered actual, irreversible and material economic prejudice thereby). The Indemnified Person, at its cost, shall furnish to the Company in good faith and in reasonable detail such information as the Indemnified Person may have with respect to such Claim.

Promptly after receipt by an Indemnified Person of notice of the commencement of any Claim brought by a third party (each, a “Third Party Claim”) against it, such Indemnified Person will give written notice to the Company of the commencement of such Third Party Claim, and shall give the Indemnifying Party such information with respect thereto as the Company may reasonably request, but no failure to give such notice shall relieve the Company of any liability hereunder (except to the extent the Company has suffered actual, irreversible and material economic prejudice thereby). The Company shall have the right, but not the obligation, to assume the defense and control the settlement of such Third Party Claim, at its cost and expense (and not as a reduction in the amount of indemnification available hereunder), using counsel selected by the Company and reasonably acceptable to the Indemnified Person(s). If the Company satisfies the requirements of this Exhibit A and desires to exercise its right to assume the defense and control the settlement of such Third Party Claim, the Company shall give written notice (the “Notice”) to the Indemnified Person within fourteen (14) calendar days of receipt of notice from the Indemnified Person of the commencement of or assertion of any Third Party Claim stating that the Company shall be responsible for such Third Party Claim. Notwithstanding the foregoing, the Indemnified Person shall have the right: (i) to assume the defense and control the settlement of a Third Party Claim and (ii) to employ separate counsel at its reasonable expense (provided that the Company shall not be required to reimburse the expenses and costs of more than one law firm) and control its own defense of a Third Party Claim if (x) the named parties to any such action (including any impleaded parties) include both the Indemnified Person and an Company or other parties, and the Indemnified Person shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Person that are different from those available to the Company or other parties, (y) such Third Party Claim involves equitable or other non-monetary damages or in the reasonable judgment of the Indemnified Person, such settlement would have a continuing material adverse effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers) or (z) or in the reasonable judgment of the Indemnified Person, the Company may not be able to satisfy fully such Third Party Claim. In addition, if the Company fail to give the Indemnified Person the Notice in accordance with the terms hereof, the Indemnified Person shall have the right to assume control of the defense of and settle the Third Party Claim and all costs incurred in connection therewith shall constitute damages of the Indemnified Person. For the avoidance of doubt, the Company acknowledge that they will advance any retainer fees required by legal counsel to an Indemnified Person simultaneously with the engagement by such Indemnified Person of such counsel, it being understood and agreed that the amount of such retainer shall not exceed $20,000 and that such retainer shall be credited to fees incurred with the balance (if any) refundable to the Company.

If at any time after the Company assumes the defense of a Third Party Claim, any of the conditions set forth in clauses (x), (y) or (z) of the paragraph above are no longer satisfied, or the Company is not diligently pursuing the defense of the Third Party Claim, the Indemnified Person shall have the same rights as set forth above as if the Company never assumed the defense of such claim.

Notwithstanding the foregoing, the Company or the Indemnified Person, as the case may be, shall have the right to participate, at the Company’s or the Indemnified Person’s own expense, in the defense of any Third Party Claim that the other party is defending.

If the Company assumes the defense of any Third Party Claim in accordance with the terms hereof, the Company shall have the right, upon 30 calendar days’ prior written notice to the Indemnified Person, to consent to the entry of judgment with respect to, or otherwise settle such Third Party Claim; provided, however, that with respect to such consent to the entry of judgment or settlement, the Indemnified Person will not have any liability and will be fully indemnified with respect to all Third Party Claims. Notwithstanding the foregoing, the Company shall not have the right to consent to the entry of judgment with respect to, or otherwise settle a Third Party Claim if: (i) the consent to judgment or settlement of such Third Party Claim involves equitable or other non-monetary damages against the Indemnified Person, or (ii) in the reasonable judgment of the Indemnified Person, such settlement would have a continuing effect on the Indemnified Person’s business (including any material impairment of its relationships with customers and suppliers), without the prior written consent of the Indemnified Person. In addition, the Indemnified Person shall have the sole and exclusive right to settle any Third Party Claim on such terms and conditions as it deems reasonably appropriate, (x) if the Company fails to assume and diligence pursue the defense in accordance with the terms hereof, or (y) to the extent such Third Party Claim involves only equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with our consent, which consent shall not be unreasonably withheld.

The provisions of this Exhibit A shall apply to any Matter and shall remain in full force and effect regardless of the completion of Chardan’s services under the Engagement Letter.

EXHIBIT B

Dispute Resolution: Arbitration

The parties agree to the following provisions with respect to any dispute, claim, or controversy arising out of or relating to this Engagement Letter (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Engagement Letter) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise) (“Disputes”).

a)The parties shall promptly submit any Dispute to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any Dispute.

b)If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

c)The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Engagement Letter shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

d)The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

e)On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Engagement Letter; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in section (c) of this Exhibit B.

f)The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

g)The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

h)Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

i)The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Engagement Letter, unless resulting from the gross negligence or willful misconduct of the person indemnified.